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                                                                  Exhibit 10.9.b


                       GRANITE CONSTRUCTION INCORPORATED

               KEY MANAGEMENT DEFERRED INCENTIVE COMPENSATION PLAN

                                 Amendment No. 2

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        WHEREAS, Granite Construction Incorporated (the "Company") maintains the
Granite Construction Incorporated Key Management Deferred Incentive Compensation Plan (the "Plan") for the benefit of its eligible employees; and


        WHEREAS, the Company desires to modify the manner in which certain deferrals are credited with earnings.

        NOW, THEREFORE, the Plan is hereby amended as follows, effective as of December 1, 1999:

        1. Section 2 is amended to modify subsection (a) to read as follows:

                (a) "Account" means as to any Participant the separate account(s) established and maintained by the Company in order to reflect his or her interest in the Plan. Each Participant's Account or Accounts will reflect the allocations and earnings credited (or debited) thereto in accordance with Section 5.

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        2. Section 2 is amended to add new subsection (g) to follow existing subsection (f) and subsections (g) through (i) are modified accordingly:


            (g) "Excess Cash Incentive Compensation" means Compensation that exceeds a Participant's usual and customary Compensation (as determined by the Committee).


        3. Section 5 is amended to read as follows:

            5. Additions to Accounts.

            (a) Participant Compensation Deferrals. Each Participant may annually elect to defer the receipt of up to and including 100% of his or her Compensation. Each Participant may annually elect to defer the receipt of 100% of his or her Excess Cash Incentive Compensation.

            (b) Hypothetical Investment Experience. For each Plan Year, the balance of each Participant's Compensation Account will be credited quarterly with hypothetical earnings equal to one-quarter of the sum of the 30-day average of the Lehman Brothers long term bond index (as published in the Wall Street Journal) determined as of the December 1 of the prior Plan Year, plus 100 basis points, or as determined by the Committee. For each Plan Year, the balance of each Participant's Excess Cash Incentive Compensation Account will be credited quarterly with hypothetical earnings (or losses) equal to an amount determined by the Committee as though such Account had been invested in shares of Company stock for such period.

        4. Section 7(c) is amended to read as follows:

            (c) Timing Of Distributions. Subject to Sections 7(d), 7(g) and 10, the distribution of the balance of a Participant's Account will be made or begin as soon as practicable following the earliest of the following events:

            - Occurrence of the date set forth in the Participant's deferral form;

            - The Participant's disability, as determined under the Company's Long Term Disability Plan;


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            -   Except for a Participant's Excess Cash Incentive Account, the
                Participant's "retirement" under the Company's tax-qualified retirement plans; provided, however, that a Participant may elect to have his or her distribution be made or begin not later than five years after such "retirement;" or

            -   The Participant's death.



        To record the adoption of this Amendment No. 2 to the Plan, the Company has caused it to be executed this 6th day of February, 2001.


                                       GRANITE CONSTRUCTION
                                       INCORPORATED

                                       By     /s/  DAVID H. WATTS
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                                             David H. Watts, President & CEO

                                       By    /s/   MICHAEL FUTCH
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                                             Michael Futch, Secretary


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